Exhibit 16

PwC Letterhead

June 28, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Bryn Mawr Bank Corporation Thrift and Savings Plan (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company’s Form 8-K/A report dated June 28, 2004. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP